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                                                               Exhibit 99 (N)(1)

                                                                November 9, 1998

                      [LETTERHEAD OF SULLIVAN & CROMWELL]


ANZ Exchangeable Preferred Trust II,
    c/o Puglisi & Associates,
       850 Library Avenue, Suite 204,
       Newark, Delaware 19715.

Dear Sirs:

         We have acted as special United States counsel to ANZ Exchangeable Preferred Trust II (the "Trust") in connection with the Registration Statement on Form N-2 of the Trust filed with the Securities and Exchange Commission (the "Registration Statement") and hereby confirm to you our opinion as set forth under the heading "Taxation--Certain United States Federal Income Tax Considerations" in the Prospectus included in the Registration Statement.

         We hereby consent to the use of our name under the heading "Taxation-Certain United States Federal Income Tax Considerations" and consent of the filing of this letter as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.


                                                    Very truly yours,

                                                    Sullivan & Cromwell